Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hastings Entertainment, Inc. 2010 Incentive Stock Plan of our reports dated April 16, 2010, with respect to the consolidated financial statements and schedule of Hastings Entertainment, Inc. and the effectiveness of internal control over financial reporting of Hastings Entertainment, included in its Annual Report (Form 10-K) for the year ended January 31, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young, LLP
Fort Worth, Texas
August 25, 2010